Exhibit 11

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm and to the use of our report dated August 7, 2000 in the Post Effective Amendment Number 7 of the WWW Trust.



/s/ BERGE & COMPANY LTD
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Cincinnati, Ohio
October 31, 2000